Exhibit 99.1

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call EVENT DATE/TIME: AUGUST 06, 2013 / 03:00PM GMT

AUGUST 06, 2013 / 03:00PM GMT, DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

Jeff Tryka Lambert Edwards - IR

Jason Lippert Drew Industries, Inc. - CEO

Joseph Giordano Drew Industries, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Kathryn Thompson Thompson Research Group - Analyst

Daniel Moore CJS Securities - Analyst

Scott Stember Sidotti and Company - Analyst

Kevin Leary Spitfire Capital - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen. Welcome to the Q2 2013 Drew Industries Inc. Earnings Conference Call. My name is Ian. I will be your operator for today. (Operator Instructions).

I would like to turn the call over to Mr. Jeff Tryka from Investor Relations. Please go ahead, sir.

Jeff Tryka - Lambert Edwards - IR

Thank you, Ian. Good morning everyone, and welcome to the Drew Industries' 2013 second quarter conference call. I am Jeff Tryka with Lambert Edwards, Drew's Investor Relations firm. I am joined on the call today by members of Drew's Management Team including Leigh Abrams - Chairman of the Board of Drew, Jason Lippert - CEO and a Director of Drew, and Joe Giordano - CFO and Treasurer of Drew.

We want to take a few minutes to discuss our second quarter results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws. As a result, I must caution you that there are a number of factors many of which are beyond the Company's control which could cause actual results and events to differ materially from those described in the forward-looking statements.

These factors are identified in our press releases and in our Form 10-K for the year-ended 2012 and in our other filings with the SEC. With that, I would like to turn the call over to Jason Lippert. Jason?

Jason Lippert - Drew Industries, Inc. - CEO

Thank you, Jeff, and thank you everybody for joining us on the call today. I want to start out by thanking our outstanding employees who are all critical to our success. It is because of their hard work and commitment that we achieved record sales of $287 million in the second quarter of 2013, and for the first six months of 2013, our sales were $540 million. In addition to our committed employees, our significant growth has resulted from several factors. Industry-wide growth, new products, market share gains and acquisitions. I expect these to continue to be the long-term factors which fuel our growth into the future.

The RV industry is healthy, with wholesale towable production up 11% for the first half of 2013, and total retail sales up an estimated 10% for the same period. An even brighter spot for the RV industry is the improvement in motorhome sales with both motorhome retail and wholesale activity up approximately 30% over the last six months. Motorhome components remain a significant opportunity for us for continued gains in market share.

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We take pride in enhancing the RV experience by providing top quality, innovative products through constant customer input. We are known for bringing a unique approach to the development of both new and existing products in the RV industry. As a result, our customers often bring their ideas and new product opportunities to us for solutions. Over the past few years, we have invested in both personnel and equipment, building a research and development group that is stronger than ever with a dedicated R&D staff of over 35 professionals. As a result, we are an industry leader in product innovation.

For example, our R&D group played an integral role in developing our awning product line which was introduced in early 2012. After just 18 months, we have gained 20% market share of the OEM awning market, and our market share growth is continuing to trend upward as the features and quality of our awnings are being very well received.

We have also achieved substantial market share growth in our furniture, axle, leveling, and mattress product lines due to substantial innovations around these products. The R&D group is currently working on multiple projects, both new products and improvements to existing products which we believe will help drive our future growth.

To maintain top notch customer service during this period of significant sales growth, and in anticipation of future growth, we bolstered both our operating and administrative staff, including our customer service center which is our direct point of contact with dealers and retail customers.

We also continue to focus heavily on ways to make our manufacturing processes more efficient including the use of automation. The acquisition of assets of Midstates Tool & Die Engineering, which we completed in June, will help us toward our goal of designing and implementing more efficient and consistent automation processes throughout the Company.

Lastly, I want to say that I am very proud to work with our family of managers and employees as well as the great customers we are privileged to serve. Our most important assets are our people, and from on-site leadership training to strong human resources services, we are investing heavily in our employees. I believe that this investment in our management team and employees of over 5500 people will take us farther on our goal to improve what we feel to be already the best team in the industry.

Now I will ask Joe to provide some color on the financial results, and then we will take some questions. Joe?

Joseph Giordano - Drew Industries, Inc. - CFO

Thank you, Jason. Our consolidated sales for the twelve months ended June 2013 were $966 million, with a growth rate to date in 2013 that puts us on track for our sales to exceed $1 billion for the full year 2013. In thinking back now to 2009, when our sales were just under $400 million, reminds me of how far we, as well as the industries we serve, have come.

In particular, the overall growth we have seen in our sales to adjacent industries and the aftermarket has been strong and looking at it, it is up more than 25% over the last twelve months. For the twelve months ended June 2013, our sales to customers other than RV OEMs and other than manufactured housing OEMs was nearly $150 million, or 15% of our consolidated net sales.

Together, looking at everything with the recent positive consumer confidence ratings and continued growth expected for the US economy, albeit modest, I am excited about the future growth prospects for our business. Due in large part to the efficiency improvements we implemented, our gross margin in the second quarter of 2013 was 21.4%, the highest since the second quarter of 2011.

During the second quarter of 2013, the impact of many of the initiatives we implemented were realized, including lowering our outsourcing costs as a result of the installation of our second glass-tempering facility, with further savings from the new glass-tempering facility expected going forward. During the second quarter of 2013, we also opened our new thermoforming operation here in Indiana which makes kitchen and bath products such as showers and sinks among other products. And we expect efficiency improvements in this operation over the coming quarters.

In total, as expected, the costs we incurred relating to facility re-alignment and consolidation declined during the second quarter of 2013. SG&A as a percent of sales declined from 13% in the 2013 first quarter to 12.2% in the second quarter of 2013. This decline was largely due to the spreading of fixed costs over a larger sales base as well as the completion of the management consulting project in the first quarter of 2013.

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However, certain of our SG&A costs are variable including the majority of our selling and delivery costs, which comprise approximately one-third of selling, general, and administrative costs. Our incentive compensation, which is based on profits, is also variable. As a result, our total SG&A costs will fluctuate with both sales and profits. And further, over the last year or so, we have added significant fixed SG&A costs to meet the corresponding increase in sales.

We remain confident that the steps we have taken and the additional changes being implemented will continue to benefit our margins for the future. However, these improvements will likely be offset as fixed costs are spread over seasonally lower sales for the balance of 2013.

One topic which has been in the news a lot lately, and we have received a few questions on, is healthcare reform. I want to just update everybody that based on what we know today, which of course is subject to change from what comes out of Washington, we estimate that healthcare reform will not have a significant impact on our results in 2014. And we will continue to evaluate and react to any potential impact of healthcare reform on future years.

As noted in the press release, and we have been talking about it for a few quarters, the Drew corporate office in New York was closed during the second quarter of 2013 and relocated to Indiana. We will begin to see a portion of the expected $2 million in annual savings from this move during the third quarter of 2013, with the full amount of savings expected to be realized in 2014.

Our cash flow during the first six months of 2013 has been strong, with cash balances at June 30th of $32 million, an increase of $28 million during the second quarter. A portion of this increase was from a $10 million seasonal decline in inventory as we head into the seasonally slower third quarter. Inventory turnover for the twelve months ended June 30, 2013 was 7.8 turns.

Our top priority for this cash is to make attractive investments which we expect will produce above-average returns. To date, these investments have primarily been internal to meet our current and projected capacity needs as well as improve operating efficiencies. Our capital expenditures for the first six months of 2013 were $18 million including approximately $3 million for the previously mentioned new glass- tempering operation. And we estimate that our capital expenditures for the full year 2013 will be approximately $30 million to $34 million while 2013 depreciation and amortization will be approximately $26 million to $28 million.

Finally, I want to point out two reclassifications made this quarter, and we added some tables to the back of the press release to help with this, but effective with the second quarter of 2013, we made a change to how we are reporting our segment operating profit. As a result of the management succession and relocation of the corporate office from New York to Indiana, the responsibility for the corporate office expenses has now shifted, and as such, we are now including corporate office expenses in the segment operating profits. We are also now including all of the accretion related to contingent consideration and other non-segment items which were previously reported on separate lines as part of segment operating profit. The segment disclosures from prior years have been reclassified to conform to this new presentation. And as I mentioned, we have added a table with the information reclassified by quarter for 2011 through 2013 to assist you in understanding this change.

Second, we made some minor refinements to the various sales categories within each our segments, and thus the content per unit calculations. This refinement had no impact on total RV or MH Segment net sales or trends, and all prior periods have been reclassified to conform to this presentation.

I thank you for your time and this is the end of our prepared remarks. Ian, we are ready to take some questions.

QUESTION AND ANSWER

Operator

Thank you, sir. (Operator Instructions). Please stand by for your fist question which comes from the line of Kathryn Thompson at TRG. Please go ahead, Kathryn.

Kathryn Thompson - Thompson Research Group - Analyst

Thank you for taking my questions today. In an about face, I know that you had a lot of questions in the back of what was driving gross margins down, but you have had a few things put behind you. You did a nice job of improving gross margins.

AUGUST 06, 2013 / 03:00PM GMT, DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call

If you look at the improvement, I know that there were certain costs related to having to bring on staff in order to meet demand, but you also then engaged in efficiency initiatives and there are also in the past have been various impact on raw materials. If you look at your overall gross margin improvement just in rough numbers either on a percentage basis, or however you like to present it, how much was driven by higher utilization, efficiency initiatives, or just certain costs rolling off? Thank you.

Jason Lippert - Drew Industries, Inc. - CEO

Well, hello Kathryn. How are you doing? Well, there are a lot of questions there, and what we can tell you is that we have been talking the last couple quarters about getting some of those efficiency improvements back. They have been coming by way of efficiencies through some of the automation initiatives, through some of the plant restructurings. But in tandem with all of that, we have had sales growth of over $250 million in the trailing twelve months. So there has been a lot to get our hands around over the last twelve months. A lot of our efficiency planning has gone like we thought it would, and as you can see by the results, we have attained some of those efficiencies a little bit sooner than what we initially were forecasting. Can you get a little bit more specific on your questions, and we will attack them one at a time.

Kathryn Thompson - Thompson Research Group - Analyst

Well, mainly, Yes, maybe is half of the year-over-year gross margin improvement from efficiency improvements or would you say a big portion of it was just rolling off some of the cost that you had from staffing up? So really just trying to understand how much of something is just from higher utilization, which would obviously have a positive impact on margins, versus something more Company-specific that is beyond the industry that just is more indicative of the things that Drew is doing versus just benefiting from an overall industry growth. Does that make sense?

Jason Lippert - Drew Industries, Inc. - CEO

Yes. Yes. I will turn the specifics over to Joe here in a second. But there is not anything specific we are doing. We spent a lot of time and energy as a Company over the last 12 months to really focus on restructuring the Company, management and facilities as we talked about in the last quarter of last year, and the first quarter of this year. We did a significant amount of facility realignment. So what we are seeing over the last quarter is just a lot of that all coming together but, Joe, you have some specifics on some of her questions. So I will let you handle that.

Kathryn Thompson - Thompson Research Group - Analyst

Okay.

Joseph Giordano - Drew Industries, Inc. - CFO

Yes. Thanks, Jason. Yes. Kathryn, I don't know that I can get into terms of specific percentages looking at year-over-year for the reasons for the change. The business over the last 12 and 15 months as Jason said, has changed so significantly. I look at it a little more sequentially, taking out several quarters of the volatility, and first quarter margins of a little less than 6% we know were sub-par and, here at 9.2%, clearly benefited from the changes we made as well as benefited from the seasonality of the high sales being at almost $290 million.

So of that 3.4% sequential improvement, I would say a significant piece of that related to the efficiency improvements. But there was also a decent chunk that related to the spreading of the fixed costs over the seasonality also. I am not getting specific on you, but those -- you have got the big pieces. How it exactly splits I think is too difficult to get too precise on that.

Kathryn Thompson - Thompson Research Group - Analyst

Okay. And just in terms of RV products, I know that you are focusing more on motorhome products and broadening your coverage here. Could you just remind us what is the potential opportunity you see in the motorized segment, and what additional -- how -- what do you foresee as motorized as a percentage of your total RV business say two to three years out?

AUGUST 06, 2013 / 03:00PM GMT, DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries, Inc. - CEO

Well, it is hard to give a projection there, but our content today is a little over $1,000. So you can -- and we really have started getting at the motorhome market just a few years ago. So there is a lot of business there, and with some of the backlogs and growth here and that market edging up higher we're continuously adding more focus to that area with slide-outs and leveling systems and windows, furniture, all of those -- all the key products we supply to towables we are starting to add some of our focus to the motorhome market with our existing towable sales force. The RV sales force we already have in place. So a lot of the motorhome customers are also towable customers. So a lot of the same decision makers. So it is a natural flow.

Kathryn Thompson - Thompson Research Group - Analyst

And any margin differential with motorhome focus versus towable components.

Jason Lippert - Drew Industries, Inc. - CEO

I am sorry. Can you repeat the question, Kathryn.

Kathryn Thompson - Thompson Research Group - Analyst

Is there any margin difference in motor -- products focused toward the motorhome sector versus the towable sector?

Jason Lippert - Drew Industries, Inc. - CEO

Not notably. It is a lot of the same products. There are slide-out systems and leveling systems and furniture and a lot of the same types of things we supply to towables. There are minor differences in a lot of products but same applications.

Kathryn Thompson - Thompson Research Group - Analyst

All right. Thank you.

Joseph Giordano - Drew Industries, Inc. - CFO

Kathryn, let me just add on one quick thing on the sales side of it there as we talk about motorhomes, and you want to look at the total potential. I will use - - let us say the industry gets back to 40,000 units here. With our potential, and let us say maybe it is around $4,000 per unit, at 40,000 units at $4,000, it is $160 million potential market which we have about 25% market share today.

So if that was to increase to 50%, it would be an $80 million type run-rate, which compared to let us say $1 billion in sales, maybe a little over. That is still relatively minor in terms of a percent of our total sales. But, again, as we have grown over the last 10, 15, 20 years, we do it in small incremental steps. Small product here that may be a $5 million or $10 million or $15 million product line, and motorhome is just another piece of that type of a growth pattern we have had over the decades.

Jason Lippert - Drew Industries, Inc. - CEO

I will close, Kathryn, by saying that we are supplying all the major motorhome OEMs a little bit of our products, and we continue to make in-roads there, and our products are being well received.

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Kathryn Thompson - Thompson Research Group - Analyst

Perfect. I do not know if this was specifically timed, but the largest RV dealer just had a segment on CNBC as you were opening your call. So nice job with marketing timing.

Jason Lippert - Drew Industries, Inc. - CEO

Thank you very much.

Kathryn Thompson - Thompson Research Group - Analyst

Thank you very much

Operator

Thank you, Kathryn. We have another question for you. This one is from Daniel Moore at CJS Securities. Please go ahead, Daniel.

Daniel Moore - CJS Securities - Analyst

Good morning. Thank you.

Jason Lippert - Drew Industries, Inc. - CEO

Hello Daniel.

Joseph Giordano - Drew Industries, Inc. - CFO

Morning, Daniel.

Daniel Moore - CJS Securities - Analyst

If you look out a bit further, maybe out to 2014, comps will get a little bit tougher and dealer inventories obviously have increased back to more normal levels. Any concern that the level of optimism is -- in the industry is maybe getting a little bit ahead of itself, or any other issues that would give you sort of pause or concern particularly giving the incremental levels of staffing that you have had to build up over the last few quarters.

Jason Lippert - Drew Industries, Inc. - CEO

Yes. I think to answer your question, Dan, it's -- the industry is pretty consistent and, if you look back we have never really been able to predict out much more than a quarter or two at a time in terms of what our customers are doing. The dealers - - it is all in the hands of the dealers, and if they decide to change their stocking requirements or initiatives, then that immediately falls back and puts pressure on the OEMs. But it has been a - - it has obviously been a good year so far with sales.

Our customers are very optimistic. This year is turning out to be a better year than last year in terms of unit sales and wholesale. Nobody - - right at this point in time, nobody is anticipating that trend to change, but we will watch it quarter by quarter and really listen to our customers. They really give us the best guide to determine how we are going to staff, and how we are going to run production at our manufacturing facilities. Joe, do you have anything to add to that?

Joseph Giordano - Drew Industries, Inc. - CFO

Nope.

AUGUST 06, 2013 / 03:00PM GMT, DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call

Daniel Moore - CJS Securities - Analyst

And as a following up -- just your expectations or any color you give us on expectations for expense growth over the next six months. How much incremental capacity do you have now given the recent increases in the workforce for future growth?

Jason Lippert - Drew Industries, Inc. - CEO

I will comment on the capacity, and let Joe comment on the expenses. From a capacity standpoint, as we said in many calls, we traditionally do not run a lot of second shifts -- a lot of second shifts at our manufacturing plants. So we have all that capacity sitting available if the industry were to experience some more aggressive growth than what we are seeing now. One of the best testaments to our Management Team this year was typically we are running a significant amount of overtime and the first four, five months of the year, and this year, we are able to get through that with very little overtime. That came back and added a better quality, our employees were fresher, and we overall had a better six months in part because we did a lot of good planning there. From a capacity standpoint going forward, we are sitting pretty good.

Joseph Giordano - Drew Industries, Inc. - CFO

Yes. And in terms of expenses that goes right along with the capacity question. The expense levels we are at today are what we would expect for the next several months going forward. Then, as we head in to the fall, we have the open house coming up here in Elkhart County for RV dealers and then the RVIA show in late November, early December, and those two shows will give a great indication to our customers, and then ultimately to us, to see if we need to adjust either our fixed costs and thus our capacity here to meet the industry demands in 2014.

Daniel Moore - CJS Securities - Analyst

And lastly, M&A has been relatively quiet, say for a tuck-in or two. A little about the pipeline, and given the industry rebound is it getting tougher to find deals at attractive multiples?

Jason Lippert - Drew Industries, Inc. - CEO

I think the sellers are expecting a little bit more. I do not think it is necessarily tougher to find deals. There are a lot of businesses out there. But we continue to evaluate that every quarter. Since I have been with the Company, there has always been a lot of seller interest out there, but we always look for the right opportunity, and we evaluate that as a management team and with our Board. We just announced Midstates in June which is going to helped with some of our automation initiatives that we have got coming onboard. We are always looking, and we will continue to keep you updated as we move along.

Daniel Moore - CJS Securities - Analyst

Very good. Thank you.

Jason Lippert - Drew Industries, Inc. - CEO

Thank you Dan.

Joseph Giordano - Drew Industries, Inc. - CFO

Thank you.

Operator

We have another question for you, this one's from the line of Scott Stember at Sidotti and Company. Please go ahead, Scott.

AUGUST 06, 2013 / 03:00PM GMT, DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call

Scott Stember - Sidotti and Company - Analyst

Good morning.

Jason Lippert - Drew Industries, Inc. - CEO

Hello, Scott.

Joseph Giordano - Drew Industries, Inc. - CFO

Morning, Scott.

Scott Stember - Sidotti and Company - Analyst

Maybe you could just talk about some of the new products. Obviously, last year awnings, electric stabilizers and slide-outs have really had a nice impact on your content for towable. But could you just talk about if there is anything else out there that is starting to move the needle that we could look forward to additional gains, particularly in the back half of the year heading into next year.

Jason Lippert - Drew Industries, Inc. - CEO

Sure. Yes. There as lot stuff going on, but I would say you mentioned awnings. Wherever we come out with a big product that has got the kind of potential that the awning product does for the OEM and the aftermarkets, we spend a lot of time out in the marketplace getting the product out there, focusing on and tweaking it. That has consumed a lot of resources there. But it is going well as we have mentioned, and leveling, you mentioned that. That is one of those products that we spent a lot of time developing. Most Class A's get leveling product standard, and prior to a couple of years ago, towables did not have leveling. We introduced that product with a lot of success. We have got a lot of high-end towable product moving toward leveling, and the retail customers have been really happy with the product offering there. They have pulled a lot of that through, and ultimately it is going to bleed down in some of mid-price points and low price points where the volume is. So we still feel leveling has a lot of potential.

If you look at electronics, we are doing some - - we have introduced some new products there, and those will continue to get big in all product segments. The toy haulers and motorshomes we have announced are a big product potential for us.

We are constantly adding new features which go through R&D, new features and benefits to existing products. While it might not be a brand new product, we might take something like a step. For instance, we sell a lot of entry steps for the towables and Motors homes, and we have recently made some new features to those - - added some new features to those products which improve the content with those products. So it does not necessarily always have to be a new product, but I would say electronics would be a big new area that we are doing some new things there. The specialty trailer market will be a big area. It is adjacent market to the RV business, and we are spending a lot of time with the cargo trailer folks and horse trailer folks and getting out there and putting new products or existing products that we have got to fit into those products in those new markets. So hopefully that answers your questions, Scott.

Scott Stember - Sidotti and Company - Analyst

No, no. That is great. And on the aftermarket side, maybe just talk about what is moving the needle there, and have you started to do any business with awnings in the aftermarket yet?

AUGUST 06, 2013 / 03:00PM GMT, DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call

Jason Lippert - Drew Industries, Inc. - CEO

The aftermarket where we are at, we have got a couple different stages. We have got a lot of replacement part business coming through our service and our customers service and warranty division. So that grows every year that we have introduced new products. The more products we put out there, the more opportunities there are for replacement part sales as customers have those needs down the road once they have owned their coach for several years. So that is one area.

Then the second area is through the wholesale distributors which we have been talking about the last year and a half. We are growing our product offering in the wholesale distributors' catalogs which go right to the dealerships, and at this point in time we are just spending time getting the information out to the dealers. So they know what products exist of ours at the wholesale distributors, so that they can purchase those and have those ready for their customers that walk into their retail stores. So that is a longer process. This will be our second year -- our second full year at the distributor shows that all the dealers attend. So those happen from November through March, and we saw a nice little pop this year after those shows and just people getting more informed about our products. This year we do not expect any differently. We expect more momentum there.

Scott Stember - Sidotti and Company - Analyst

And as far as the awning opportunity, is that still intact in the aftermarket?

Jason Lippert - Drew Industries, Inc. - CEO

Yes, for sure. Yes. It is just going to take time to get dealers familiar with our products in the awning segment. But more importantly, the retail consumer gets a lot more informed about our product once they start buying RVs with our awning on the RV product, which has just starting to happen in the last twelve months.

Scott Stember - Sidotti and Company - Analyst

Got you. And.

Jason Lippert - Drew Industries, Inc. - CEO

Does that answer your question?

Scott Stember - Sidotti and Company - Analyst

Yes. That is perfect. Thank you. Last question on the adjacencts. Any bus business that you are doing, particularly with your top customers selling their bus division. Will there be any impact on the way that you do business on that part of the adjacents?

Jason Lippert - Drew Industries, Inc. - CEO

No again, like some of the other adjacent markets, there is some -- there is windows and furniture, and other products that we sell into the RV business that can be adapted for those other types of markets, but we are a constant - - buses are one of those adjacent markets that we are putting a lot of effort toward.

Joseph Giordano - Drew Industries, Inc. - CFO

Scott, you are driving at the specific Thor transaction planning to sell their bus division. We were doing minimal business with them now, and we would expect to continue developing those relationships as that - - even after that is sold.

Scott Stember - Sidotti and Company - Analyst

Got you. That is all I have. Thank you.

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Operator

Thank you, Scott. We have a further question for you. This one is from the line of Kevin Leary at Spitfire Capital. Please go ahead, Kevin.

Kevin Leary - Spitfire Capital - Analyst

Yes. Hello guys. I was wondering if you could talk more broadly about gross margins for a minute. So if I go back, and I look at a year like 2010 where industry towable production was up 40% or 50%, this is before you made investments in manufacturing efficiency and automation, but the Company still pulled off 22% gross margin.

Joseph Giordano - Drew Industries, Inc. - CFO

Mm-hmm.

Kevin Leary - Spitfire Capital - Analyst

How should we think about a year like that where gross margins were materially higher versus where you are today, and where you think you can go in the future? Are the investments you are making today, can they bring you back there? Do you expect to go back beyond that in the next several years? Can you just help us think about that for a minute.

Joseph Giordano - Drew Industries, Inc. - CFO

Yes. Looking back at 2010, it was 22% for the full year in terms of our gross margin. There is nothing systemically that can keep us from getting back to those levels. Now, there are a lot of factors that do drive into that, product mix is one of those factors that can definitely have an impact on gross margin as we go forward here in the business.

The automation projects that we are working on, the efficiency improvements that we are working on, all should assist us and continue to help us improve our gross margins. The other thing to think about coming out of 2010, was a year where the industry was growing significantly as you mentioned, and we were -- I don't want to say shy, is not quite the right word, but we held back in terms of adding capacity for future growth. Nobody quite knew where the world was going. So in 2010, there was a little bit of concern, and as we sit here today, we have ramped up to not only meet the capacities for today, but we are beginning to invest for tomorrow at the same time, which is going to have an impact on today's margins, also.

So systemically could we be there? If we were to stop our investments, I think you would see a pop in our margins, but I know you are a long-term shareholder, one of the reasons is that we continue to invest is for tomorrow. That will have some impact on margins in the short-term.

Kevin Leary - Spitfire Capital - Analyst

That is helpful. And then just to follow up. What was utilization for example? Has it changed a lot?

You are making investments in new capacity, but are we talking a 10% or 20% difference in utilization? Can just help us? How should I think about that?

Joseph Giordano - Drew Industries, Inc. - CFO

You are talking about plant capacity utilization?

Kevin Leary - Spitfire Capital - Analyst

Yes. So if you are looking at 2010 were you operating full bore and today are you operating at 60%, 70% because your are making the new investments.

AUGUST 06, 2013 / 03:00PM GMT, DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call

Joseph Giordano - Drew Industries, Inc. - CFO

When I look at utilization and utilization is a very difficult concept. As Jason mentioned, we typically run about one shift, and we are about -- I am going to say about 60% capacity utilization for one shift across all of our facilities, and that varies by facility. Some facilities are clearly higher, and some are clearly lower than that.

I would say that is not significantly different. If you are asking me in 2010, I probably would have said we were at 50% capacity back then. Of one shift. One shift capacity.

Kevin Leary - Spitfire Capital - Analyst

Right. Okay. That is helpful. And then last question just shorter-term. So looking at last year seasonally it looks like gross margin declined about a 100 basis points in the second half. Would you guys expect a similar seasonal decline this year, or will that decline maybe be less because of the recent improvements?

Joseph Giordano - Drew Industries, Inc. - CFO

As I look forward towards the balance of the year, I would expect there to be -- on the magnitude of a similar type seasonal decline. Now, there are many factors that happened in the balance of 2012, the latter half of 2012, as we were engaging new management consulting, increasing our outsourcing of glass, beginning our facility realignment and consolidation process which significantly impacted the fourth quarter of 2012, but I would not be surprised to see a seasonal decline from Q2 to Q3 in our margins and again in Q4. That is typically what happens with Q4 being the quarter most impacted by the seasonal decline in sales and thus the spreading of fixed costs over a smaller sales base.

Kevin Leary - Spitfire Capital - Analyst

Great, that is helpful. Good luck for the rest of the year, guys.

Joseph Giordano - Drew Industries, Inc. - CFO

Thank you.

Jason Lippert - Drew Industries, Inc. - CEO

Thank you.

Operator

Thank you. There are no further questions in the queue at this moment in time. (Operator Instructions).

Jason Lippert - Drew Industries, Inc. - CEO

Okay. Then we appreciate everybody's time, and we look forward to talking to you on Q3 for the earnings call. Thank you, everybody.

Operator

Thank you. Ladies and gentlemen, thank you for your participation in today's conference. This concludes your presentation. You may now disconnect. Have a very good day.

AUGUST 06, 2013 / 03:00PM GMT, DW - Q2 2013 Drew Industries Incorporated Earnings Conference Call

Editor

Company Disclaimer - This transcript contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, acquisitions, plans and objectives of management, markets for the Company's Common Stock and other matters. Statements in this transcript that are not historical facts are forward-looking statements for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the Exchange Act) and Section 27A of the Securities Act of 1933 (the Securities Act).

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this transcript are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by such forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth under the caption Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2012, and in our subsequent filings with the Securities and Exchange Commission (the SEC).

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this transcript, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel-based components and aluminum) and other components, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, availability and costs of labor, inventory levels of retail dealers and manufacturers, levels of repossessed products for which we sell our components, changes in zoning regulations for manufactured homes, seasonality and cyclicality in the industries to which we sell our products, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the successful integration of acquisitions, realization of efficiency improvements, the successful entry into new markets, interest rates, oil and gasoline prices, and the successful implementation of management succession. In addition, international, national and regional economic conditions and consumer confidence affect the retail sale of products for which we sell our components.

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